Filed Pursuant to Rule 424(b)5

Registration No. 333-231168

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common stock, $0.001 par value per share:	$5,000,000,000	$649,000

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-231168) being paid herewith.

Prospectus Supplement to Prospectus dated May 1, 2019

Tesla, Inc.

Up to $5,000,000,000 of Common Stock

We have entered into an equity distribution agreement, or the equity distribution agreement, with Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC, Wells Fargo Securities, LLC and BNP Paribas Securities Corp., as our sales agents, under which we may offer and sell from time to time our common stock having an aggregate offering price of up to $5,000,000,000. The sales agents may act as agents on our behalf or purchase shares of our common stock as principal.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TSLA.” The last reported sale price of our common stock on August 31, 2020, as reported on the Nasdaq Global Select Market, was $498.32 per share.

Sales, if any, of common stock under the equity distribution agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The sales agents may also sell our common stock by any other method permitted by law.

We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.

We will pay each sales agent a commission of up to 0.5% of the gross sales price per share of common stock sold through such agent under the equity distribution agreement. We have also agreed to reimburse the sales agents for certain of their expenses. In connection with the sale of the shares of common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.”

Settlement of any sales of common stock will occur on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC	BofA Securities	Barclays	Citigroup	Deutsche Bank Securities

Morgan Stanley	Credit Suisse	SOCIETE GENERALE	Wells Fargo Securities	BNP PARIBAS

Prospectus Supplement dated September 1, 2020

Prospectus Supplement

Prospectus

Unless we have indicated otherwise, references in this prospectus supplement to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla, Inc. and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we nor any sales agent or underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents and any underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at ir.tesla.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

S-iii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning the impact on our business of the ongoing COVID-19 pandemic, our strategy, future operations, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management, and the statements set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 and in our other filings with the SEC. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section titled “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

Tesla, Inc.

We design, develop, manufacture, lease and sell high-performance fully electric vehicles, solar energy generation systems and energy storage products. We also offer maintenance, installation, operation, financial and other services related to our products. We are the world’s first vertically integrated sustainable energy company, offering end-to-end clean energy products, including generation, storage and consumption. We generally sell our products directly to customers, including through our website and retail locations. We also continue to grow our customer-facing infrastructure through a global network of vehicle service centers, Mobile Service technicians, body shops, Supercharger stations and Destination Chargers to accelerate the widespread adoption of our products. We emphasize performance, attractive styling and the safety of our users and workforce in the design and manufacture of our products, and are continuing to develop full self-driving technology for improved safety. We also strive to lower the cost of ownership for our customers through continuous efforts to reduce manufacturing costs and by offering financial services tailored to our vehicles. Our sustainable energy products, engineering expertise, intense focus to accelerate the world’s transition to sustainable energy and achieve the benefits of autonomous driving, and business model differentiate us from other companies.

We currently offer or are planning to introduce electric vehicles to address a wide range of consumer and commercial vehicle markets, including Model 3, Model Y, Model S, Model X, Cybertruck, Tesla Semi and a new Tesla Roadster. In order to meet customers’ range, functionality and performance expectations, we have employed our considerable design and vehicle engineering capabilities to overcome the design, styling and performance issues that have historically limited broad adoption of electric vehicles. Combined with technical advancements in our powertrain system, Autopilot and Full Self-Driving hardware, and neural net, our electric vehicles boast advantages such as leading range and recharging flexibility; superior acceleration, handling and safety characteristics; a unique suite of user convenience and infotainment features; the ability to have additional features enabled through over-the-air updates; and savings in charging, maintenance and other costs of ownership.

In furtherance of our mission to accelerate the world’s transition to sustainable energy, we have also developed an expertise in solar energy systems. We sell and lease retrofit solar energy systems for residential and commercial customers, and alternatively provide certain customers with access to our solar energy systems through power purchase or subscription-based arrangements. We also offer the Solar Roof, which features attractive and durable glass roof tiles integrated with solar energy generation. Our approach to the solar business emphasizes simplicity, standardization and accessibility to make it easy and cost-effective for customers to adopt clean energy, while reducing our customer acquisition costs. Finally, we have leveraged our technological expertise in batteries, energy management, power electronics, and integrated systems from our vehicle powertrain systems to develop and manufacture energy storage products, including Powerwall, Powerpack and Megapack. These scalable systems may be used in homes, commercial facilities and on the utility grid, and are capable of numerous applications including backup or off-grid power, peak demand reduction, demand response, reducing intermittency of renewable energy generation, facilitation of the use of renewable energy generation over fossil fuel generation, and other grid services and wholesale electric market services. Drawing on our solar business expertise, we can also offer integrated systems, combining energy generation and storage. Like our vehicles, our energy storage products can be remotely updated over-the-air with software or firmware improvements.

We manufacture our products and related components primarily at our Fremont Factory and at nearby facilities in the Bay Area, California; Gigafactory Nevada near Reno, Nevada; Gigafactory New York in Buffalo, New York; and Gigafactory Shanghai in China. We are also building our next factories, Gigafactory Berlin and Gigafactory Texas, at sites we have selected near Berlin, Germany and Austin, Texas, respectively.

We were incorporated in 2003 in Delaware. As of June 30, 2020, our full-time count for our and our subsidiaries’ employees worldwide was 53,057. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on, or can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The “Tesla” design logo, “Tesla,” “Model S,” “Model X,” “Model 3,” “Model Y,” “Tesla Roadster,” “Tesla Semi,” “Cybertruck,” “Powerwall,” “Powerpack,” “Megapack,” “Solar Roof,” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

THE OFFERING

Issuer	Tesla, Inc., a Delaware corporation.

Common stock we are offering	Shares of our common stock having an aggregate offering price of up to $5.0 billion.

Common stock to be outstanding after this offering	Up to 941,630,078 shares of our common stock, assuming sales of 10,033,713 shares in this offering at a price of $498.32 per share, which was the closing price on the Nasdaq Global Select Market on August 31, 2020. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation.

Manner of offering	Sales, if any, may be made from time to time through Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC, Wells Fargo Securities, LLC and BNP Paribas Securities Corp., or the sales agents as described under the heading “Plan of Distribution” on page S-19.

Use of proceeds	We intend to use the net proceeds, if any, from this offering to further strengthen our balance sheet, as well as for general corporate purposes. See “Use of Proceeds” on page S-10.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market symbol	“TSLA”

On August 28, 2020, we distributed shares pursuant to a five-for-one forward split of our common stock in the form of a stock dividend, or the Stock Dividend. This prospectus supplement gives retroactive effect to the Stock Dividend for the periods presented, unless indicated otherwise.

The number of shares of common stock that will be outstanding after this offering (as adjusted to give effect to the Stock Dividend) is based on 931,596,365 shares outstanding as of June 30, 2020 and excludes:

•	145,634,950 shares of common stock issuable upon the exercise of options outstanding at June 30, 2020 at a weighted average exercise price of $56.45 per share;

•	21,377,935 shares of common stock issuable upon the vesting of restricted stock units outstanding at June 30, 2020;

•

90,385,220 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of 55,572,135 shares of common stock reserved for issuance under our 2019 Equity Incentive Plan and 34,813,085 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan;

•

the shares of common stock reserved for issuance upon conversion of our 1.25% Convertible Senior Notes due in 2021, our 2.375% Convertible Senior Notes due in 2022, and our 2.00% Convertible Senior Notes due in 2024, or collectively, our Existing Notes, and the warrant transactions entered into in connection with the issuance of our Existing Notes; and

•

the shares of common stock reserved for issuance upon conversion of (i) the Zero-Coupon Convertible Senior Notes due in 2020 issued by SolarCity Corporation, or SolarCity, and convertible into shares of our common stock as a result of our acquisition of SolarCity, and (ii) the 5.50% Convertible Senior Notes due in 2022 issued by Maxwell Technologies, Inc., or Maxwell, and convertible into shares of our common stock as a result of our acquisition of Maxwell, or together, the Subsidiary Convertible Notes.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Offering and Our Common Stock

The trading price of our common stock is likely to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our common stock has experienced an intra-day trading high of $500.14 per share and a low of $43.67 per share over the last 52 weeks (in each case, as adjusted to give effect to the Stock Dividend). The stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. In particular, a large proportion of our common stock has been and may continue to be traded by short sellers which may put pressure on the supply and demand for our common stock, further influencing volatility in its market price. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Moreover, stockholder litigation like this has been filed against us in the past. While we are continuing to defend such actions vigorously, any judgment against us or any future stockholder litigation could result in substantial costs and a diversion of our management’s attention and resources.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

We provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate and has in the past been inaccurate in certain respects, such as the timing of new product manufacturing ramps. Our guidance is based on certain assumptions such as those relating to global and local economic conditions, anticipated production and sales volumes (which generally are not linear throughout a given period), average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

Future sales of our common stock in the public market could lower the market price for our common stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon conversion of our outstanding convertible notes, the exercise of our outstanding warrants, our outstanding stock options, or the vesting of our outstanding restricted stock units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of our common stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. As of June 30, 2020, after giving effect to this offering, there would have been approximately 942 million shares of our common stock outstanding (as adjusted to give effect to the Stock Dividend), which will be freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act, absent registration under the Securities Act and for certain limited contractual restrictions applicable to certain shares.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Elon Musk has pledged shares of our common stock to secure certain bank borrowings. If these shares are sold pursuant to the pledges, such sales could cause our stock price to decline.

Certain banking institutions have made extensions of credit to Elon Musk, our Chief Executive Officer. We are not a party to these loans, which are partially secured by pledges of a portion of our common stock currently owned by Mr. Musk. If the price of our common stock were to decline substantially and Mr. Musk were unable to avoid a sale of the pledged shares (for example, by contributing additional collateral or reducing his leverage), Mr. Musk may be forced by one or more of the banking institutions to sell shares of our common stock under the terms of his loans. Any such sales could cause the price of our common stock to decline.

Anti-takeover provisions contained in our governing documents, applicable laws and our convertible notes could impair a takeover attempt.

Our certificate of incorporation and bylaws afford certain rights and powers to our board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable. We are also subject to Section 203 of the Delaware General Corporation Law and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. In addition, the terms of our convertible notes require us to repurchase such notes in the event of a fundamental change, including a takeover of our company. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $5.0 billion from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering to further strengthen our balance sheet, as well as for general corporate purposes. Pending use of the proceeds as described above, we intend to invest the proceeds in highly liquid cash equivalents or United States government securities.

DESCRIPTION OF COMMON STOCK

For a summary of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, please refer to the Description of Registrant’s Securities, filed as Exhibit 4.119 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, which is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been previously filed with the SEC, and applicable provisions of Delaware law.

MARKET INFORMATION

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TSLA.” We estimate that there were approximately 3,284 holders of record of our common stock as of August 28, 2020.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by restrictions on our ability to pay dividends or make distributions under the terms of our credit facilities. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with future credit agreements and other loan arrangements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash, current portion of debt and finance leases, and total capitalization as of June 30, 2020 giving retroactive effect to the Stock Dividend:

•	on an unaudited actual basis; and

•

on an unaudited as-adjusted basis to give effect to the sale of a net aggregate amount of $4.97 billion of our common stock offered hereby based on the sale of 10,033,713 shares of common stock at the assumed offering price of $498.32 per share, which was the last reported sale price of our common stock on August 31, 2020, after deducting estimated commissions of 0.5% and our estimated offering expenses of $0.5 million.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, incorporated by reference herein. Operating lease liabilities are characterized as operating liabilities rather than debt, and are therefore not included in the table below.

	As of June 30, 2020
	Actual(4)	As Adjusted for this Offering
	(unaudited)
	(in millions, except per share data)
Cash and cash equivalents	$8,615	$13,589

Restricted cash(1)	$491	$491

Current portion of debt and finance leases:
1.25% Convertible Senior Notes due in 2021(2)	$1,336	$1,336

Other current portion of debt and finance leases	$2,343	$2,343

Debt, net of current portion 2.375% Convertible Senior Notes due in 2022(2)	$918	918
2.00% Convertible Senior Notes due in 2024(2)	1,425	1,425
5.30% Senior Notes due in 2025	1,784	1,784
Other debt and finance leases, net of current portion(3)	6,289	6,289
Convertible senior notes(2)	44	44
Stockholders’ equity:
Preferred stock, par value $0.001; 100 shares authorized, no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted	—	—
Common stock, par value $0.001; 2,000 shares authorized; 932 shares issued and outstanding, actual; 942 shares issued and outstanding, as-adjusted(4)	1	1
Additional paid-in capital(4)	15,894	20,868
Accumulated other comprehensive loss	(40)	(40)
Accumulated deficit	(6,000)	(6,000)

Total stockholders’ equity	9,855	14,829

Total capitalization	$20,315	$25,289

(1)

We maintain certain cash balances restricted as to withdrawal or use. Our restricted cash is comprised primarily of cash as collateral for our sales to lease partners with a resale value guarantee, letters of credit, real estate leases, insurance policies, credit card borrowing facilities and certain operating leases. In addition, restricted cash includes cash received from certain fund investors that have not been released for use by us and cash held to service certain payments under various secured debt facilities. We record restricted cash as other assets in the consolidated balance sheets and determine current or non-current classification based on the expected duration of the restriction.

(2)

In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. The amount shown in the table above for the 1.25% Convertible Senior Notes due in 2021, the 2.375% Convertible Senior Notes due in 2022 and the 2.00% Convertible Senior Notes due in 2024 reflects the carrying value as of June 30, 2020. ASC 470-20 does not affect the actual amount that we are required to repay. We had $1.38 billion in aggregate principal amount of our 1.25% Convertible Senior Notes due in 2021, $977 million in aggregate principal amount of our 2.375% Convertible Senior Notes due in 2022, and $1.84 billion in aggregate principal amount of our 2.00% Convertible Senior Notes due in 2024 outstanding as of June 30, 2020. As the settlement of conversion of the 2021 Notes would be in cash for the principal amount and, if applicable, cash and/or shares of our common stock for any conversion premium at our election, we reclassified $44 million, representing the difference between the aggregate principal amount of our 2021 Notes and the carrying value as of June 30, 2020, as mezzanine equity from permanent equity on our consolidated balance sheet as of June 30, 2020.

(3)	As of June 30, 2020, $1.55 billion was outstanding under our senior secured asset-backed revolving credit agreement.
(4)	Unaudited actual basis includes retroactive effect of the Stock Dividend resulting in an increase of $1.0 million to Common stock and a corresponding decrease to Additional paid-in capital.

The number of shares of common stock that will be outstanding after this offering (as adjusted to give effect to the Stock Dividend) is based on 931,596,365 shares outstanding as of June 30, 2020 and excludes:

•	145,634,950 shares of common stock issuable upon the exercise of options outstanding at June 30, 2020 at a weighted average exercise price of $56.45 per share;

•	21,377,935 shares of common stock issuable upon the vesting of restricted stock units outstanding at June 30, 2020;

•

90,385,220 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of 55,572,135 shares of common stock reserved for issuance under our 2019 Equity Incentive Plan and 34,813,085 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan;

•	the shares of common stock reserved for issuance upon conversion of our Existing Notes, and the warrant transactions entered into in connection with the issuance of these notes; and

•	the shares of common stock reserved for issuance upon conversion of our Subsidiary Convertible Notes.

DILUTION

As of June 30, 2020, we had a net tangible book value of approximately $9.35 billion or $10.03 per share of common stock, based upon 931,596,365 shares of common stock outstanding on such date (all as adjusted to give effect to the Stock Dividend). Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, non-controlling interests and mezzanine equity and divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the sale of shares of our common stock in the aggregate amount of $5.0 billion at an assumed offering price of $498.32 per share, which was the last reported sales price of our common stock on August 31, 2020 and after deducting estimated commissions and our estimated offering expenses, our net tangible book value as of June 30, 2020 would have been $14.32 billion, or $15.21 per share of common stock. This represents an immediate increase in net tangible book value of $5.18 per share to existing stockholders and an immediate dilution of $483.11 per share to new investors in our common stock. The following table illustrates this dilution on a per share basis.

Assumed offering price per share		$498.32
Net tangible book value per share as of June 30, 2020, before giving effect to this offering	$10.03
Increase in net tangible book value per share attributed to new investors purchasing shares in this offering	5.18

Net tangible book value per share after giving effect to this offering		$15.21

Dilution per share to new investors in this offering		$483.11

The table above assumes for illustrative purposes that an aggregate of 10,033,713 shares of our common stock are sold during the term of the equity distribution agreement with the sales agents at a price of $498.32 per share, which was the last reported sale price of our common stock on August 31, 2020, for aggregate gross proceeds of $5.0 billion. The shares subject to the equity distribution agreement with the sales agents are being sold from time to time at various prices. The information discussed above is illustrative only and will adjust based on the actual offering price and the actual number of shares that we are sold during the term of the equity distribution agreement.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the offering price per share in this offering or the vesting of restricted stock units.

The number of shares of common stock that will be outstanding after this offering (as adjusted to give effect to the Stock Dividend) is based on 931,596,365 shares outstanding as of June 30, 2020 and excludes:

•	145,634,950 shares of common stock issuable upon the exercise of options outstanding at June 30, 2020 at a weighted average exercise price of $56.45 per share;

•	21,377,935 shares of common stock issuable upon the vesting of restricted stock units outstanding at June 30, 2020;

•

90,385,220 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of 55,572,135 shares of common stock reserved for issuance under our 2019 Equity Incentive Plan and 34,813,085 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan;

•	the shares of common stock reserved for issuance upon conversion of our Existing Notes, and the warrant transactions entered into in connection with the issuance of these notes; and

•	the shares of common stock reserved for issuance upon conversion of our Subsidiary Convertible Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state of the United States or any local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws, or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks or other financial institutions;

•	insurance companies;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or accounts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our common stock;

•	certain former citizens or long-term residents of the United States;

•	partnerships and other pas through entities (and investors therein);

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code; or

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to our common stock to their financial statements.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source;

•

a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has a valid election in effect to be treated as a U.S. person; or

•	an entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes.

Distributions

If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to the applicable withholding agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty. You generally will be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you generally must provide the applicable withholding agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Accounts,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale or other disposition under regular graduated U.S. federal income tax rates. If you are a non-U.S. holder that is a corporation, you may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or other disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale or other disposition, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to your sale or other disposition of our common stock if we currently are, or were at any time within five years before such sale or disposition (or, if shorter, your holding period for the common stock disposed of), a “United States real property holding corporation” (or USRPHC). In general, we would be a USRPHC if U.S. real property interests comprised at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC.

Backup Withholding and Information Reporting

The amount of dividends paid to you, your name and address, and the amount of tax withheld, if any, will generally be reported to the IRS annually. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Your proceeds on the disposition of stock may be subject to information reporting, and payments of dividends and proceeds on the disposition of stock may be subject to backup withholding at a current rate of 24% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act and regulations and rules issued thereunder (collectively, “FATCA”) may impose withholding tax on certain types of payments made to “foreign financial institutions” and “non-financial foreign entities” as defined in the Code and applicable Treasury regulations. FATCA generally imposes a U.S. federal withholding tax of 30% on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to (i) a foreign financial institution, whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which the payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, the payee may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC, Wells Fargo Securities, LLC and BNP Paribas Securities Corp., as our sales agents, under which we may offer and sell from time to time our common stock having an aggregate offering price of up to $5.0 billion. The sales agents may act as agents on our behalf or purchase shares of our common stock as principal.

Sales, if any, of common stock under the equity distribution agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The sales agents may also sell our common stock by any other method permitted by law.

The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.

The sales agents will provide to us written confirmation before the open of trading on the Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales proceeds and the compensation payable by us to the sales agents. We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the sales of the shares of common stock.

We will pay each sales agent a commission of up to 0.5% of the gross sales price per share of common stock sold through such agent under the equity distribution agreement. We have also agreed to reimburse the sales agents for certain of their expenses.

Settlement of any sales of common stock will occur on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of our shares of common stock subject to the equity distribution agreement or (ii) termination of the equity distribution agreement by us or by the sales agents as provided therein.

In connection with the sale of the shares of common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the several sales agents against certain liabilities, including civil liabilities under the Securities Act.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, vehicle financing programs and other financial and non-financial activities and services. Certain of the agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In 2015, we entered into our senior secured asset-backed revolving credit agreement, or the Credit Agreement, with certain lenders, including Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, Morgan Stanley Senior Funding Inc. and Morgan Stanley Bank, N.A., affiliates of Morgan Stanley & Co. LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets, Inc., Credit Suisse AG, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, Barclays Bank PLC, an affiliate of Barclays Capital Inc., Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, Société Générale S.A., an affiliate of SG Americas Securities, LLC and Bank of the West, an affiliate of BNP Paribas Securities Corp. As of June 30, 2020, the credit facility allows us to borrow up to approximately $2.3 billion and provides for a $400 million letter of credit subfacility and a $50 million swingline loan subfacility, the proceeds of all of which may be used to fund working capital and for general corporate purposes. Affiliates of the agents that are lenders and/or agents under the credit facility have received, and may receive, customary fees. As of June 30, 2020, $1.55 billion was outstanding under this agreement.

In addition, in December 2018, we entered into a third loan and security agreement (as amended, the 2018 Warehouse Agreement) with Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., as administrative agent and a committed lender, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Credit Suisse AG, an affiliate of Credit Suisse Securities (USA) LLC, Barclays Bank PLC, an affiliate of Barclays Capital Inc., Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC and other lenders thereto. Along with the loan and security agreement entered into on August 31, 2016 with Deutsche Bank AG, New York Branch, as administrative agent and a committed lender, Citibank, N.A., Credit Suisse AG, Barclays Bank PLC, Wells Fargo Bank and other lenders thereto (as amended and restated from time to time, the 2016 Warehouse Agreement and together with the 2018 Warehouse Agreement, the Warehouse Agreements), the Warehouse Agreements support the Tesla Finance direct vehicle leasing program and, between the two Warehouse Agreements, allows us to borrow up to $1.1 billion in total principal amount, of which we had borrowed $681 million as of June 30, 2020. On August 28, 2020, the 2018 Warehouse Agreement was paid off and terminated, and the 2016 Warehouse Agreement was amended and restated with a lender commitment of $1.1 billion, the same amount that was previously shared by the Warehouse Agreements. Affiliates of the agents that are lenders and/or agents under the Warehouse Agreement have received, and may receive, customary fees.

In December 2018, Bank of the West, an affiliate of BNP Paribas Securities Corp., underwrote and subsequently syndicated a $75 million asset backed facility to finance Tesla’s inventory of used vehicles. This facility was repaid and terminated in September 2019.

In January 2016, a subsidiary of SolarCity entered into an agreement with a syndicate of banks for a term loan, including Bank of America, N.A., an affiliate of BofA Securities, Inc. In December 2016, the term loan was amended and restated to, among other things, upsize the commitments. The term loan bears interest at an annual rate of three-month LIBOR plus 3.50%. The term loan is secured by substantially all of the assets of the subsidiary, including its interests in certain financing funds, and is non-recourse to our other assets. Affiliates of the agents that are lenders and/or agents under this term loan have received, and may receive, customary fees.

Morgan Stanley Smith Barney LLC, an affiliate of Morgan Stanley & Co. LLC, has made various extensions of credit to Elon Musk. Interest on these loans accrues at market rates, and Morgan Stanley Smith Barney LLC received customary fees and expense reimbursements in connection with these loans. As of August 31, 2020, the outstanding balance under these loans is approximately $276 million. In addition, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, has made various extensions of credit to Mr. Musk and the Trust. Interest on these loans accrues at market rates, and Goldman Sachs Bank USA received customary fees and expense reimbursements in connection with these loans. As of August 28, 2020, the outstanding balance under these loans is approximately $161 million. Finally, Bank of America, N.A., an affiliate of BofA Securities, Inc., has made extensions of credit to the Trust and guaranteed by Mr. Musk, which are secured by shares of Tesla. Interest on the loans accrues at market rates, and Bank of America, N.A. received customary fees in connection with these loans. As of August 31, 2020, the outstanding loan balance was approximately $67 million.

As regulated entities, Morgan Stanley Smith Barney LLC, and Goldman Sachs Bank USA and Bank of America, N.A. make decisions regarding making and managing their loans independent of Morgan Stanley & Co. LLC, and Goldman Sachs & Co. LLC and BofA Securities, Inc., respectively. Mr. Musk and these banks have longstanding relationships of over a decade. We are not a party to these loans, which are full recourse against Mr. Musk and the Trust and are secured by pledges of a portion of our common stock currently owned by Mr. Musk and the Trust. The terms of these loans were negotiated directly between Mr. Musk and Morgan Stanley Smith Barney LLC and Goldman Sachs Bank USA, and BofA Securities, Inc., respectively.

In the ordinary course of their various business activities, the agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Simpson Thacher  & Bartlett LLP, Palo Alto, California, is acting as counsel to the sales agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, or the Annual Report, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on April 28, 2020;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 30, 2020 and July 28, 2020, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 19, 2020, April 23, 2020, May 6, 2020, May 8, 2020, June 16, 2020, June 30, 2020, August 11, 2020 and September 1, 2020; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, whether specifically listed above or filed in the future, that is deemed to have been furnished to, rather than filed with, the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

PROSPECTUS

Tesla, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time, in one or more offerings, common stock, debt securities or any combination thereof as described in this prospectus. The debt securities may be convertible into our common stock. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.”

We or any selling stockholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling stockholders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling stockholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2019.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla, Inc. and its subsidiaries.

SUMMARY

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our common stock or debt securities unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling stockholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

1

TESLA, INC.

Overview

Our mission is to accelerate the world’s transition to sustainable energy. We design, develop, manufacture, lease and sell high-performance fully electric vehicles, solar energy generation systems and energy storage products. We also offer maintenance, installation, operation and other services related to our products.

Our production vehicle fleet includes our Model S premium sedan and our Model X SUV, which are our highest-performance vehicles, and our Model 3, a lower-priced sedan designed for the mass market. We continue to enhance our vehicle offerings with enhanced Autopilot options, internet connectivity and free over-the-air software updates to provide additional safety, convenience and performance features. In March 2019, we unveiled Model Y, a compact SUV utilizing the Model 3 platform, which we expect to produce at high volumes by the end of 2020. In addition, we have several future electric vehicles in our product pipeline, including Tesla Semi, a pickup truck and a new version of the Tesla Roadster.

We sell and lease retrofit solar energy systems and sell renewable energy and energy storage products to our customers, and are ramping our Solar Roof product that combines solar energy generation with attractive, integrated styling. Our energy storage products, which we manufacture at Gigafactory 1, consist of Powerwall, mostly for residential applications, and Powerpack, for commercial, industrial and utility-scale applications.

We were incorporated in 2003 in Delaware. As of March 31, 2019, we and our subsidiaries had 40,853 full-time employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.tesla.com. Information contained on, or can be accessed through, our website is not incorporated by reference into this prospectus and you should not consider such information to be part of this prospectus.

The “Tesla” design logo, “Tesla,” “Model S,” “Model X,” “Model 3,” “Model Y,” “Tesla Roadster,” “Tesla Semi” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

2

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management, and the statements set forth in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and in our other filings with the Securities and Exchange Commission. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and in our other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

3

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.tesla.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

4

RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

5

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

6

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

We or the selling stockholders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

7

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of common stock. Information about any selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

8

PLAN OF DISTRIBUTION

We or the selling stockholders may sell our securities from time to time in one or more transactions. We or the selling stockholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling stockholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling stockholders designate may solicit offers to purchase our securities.

•	We or the selling stockholders will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we or the selling stockholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We or the selling stockholders may use an underwriter or underwriters in the offer or sale of our securities.

•

If we or the selling stockholders use an underwriter or underwriters, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We or the selling stockholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling stockholders may use a dealer to sell our securities.

•	If we or the selling stockholders use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We or the selling stockholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling stockholders may solicit directly offers to purchase our securities, and we or the selling stockholders may directly sell our securities to institutional or other investors. We or the selling stockholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.

9

We or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we or the selling stockholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling stockholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling stockholders describe in the prospectus supplement.

•

We or the selling stockholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

10

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 19, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on April 29, 2019;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2019, February 1, 2019, March 7, 2019, March 14, 2019, and April 19, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

12

Tesla, Inc.

Up to $5,000,000,000 of Common Stock

Goldman Sachs & Co. LLC	BofA Securities	Barclays	Citigroup	Deutsche Bank Securities

Morgan Stanley	Credit Suisse	SOCIETE GENERALE	Wells Fargo Securities	BNP PARIBAS